UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 13, 2013

(Date of earliest event reported)

MICROS SYSTEMS, INC

(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2013, MICROS Systems, Inc. (the “Company”) and Peter Altabef, its President and Chief Executive Officer, entered into the First Amendment to the Employment Agreement between the Company and Mr. Altabef (the “First Amendment”). The First Amendment revises provisions relating to the term of the employment agreement. Specifically, the First Amendment provides that the employment agreement will be automatically renewed on January 1 of each year for successive 36-month renewal terms thereafter, unless either party provides prior written notice that it elects not to renew the Agreement for an additional 36 month renewal term. The foregoing summary of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2013, the Board of Directors of the Company approved amendments to the Company’s By-Laws, adding a new Article II, Section 7 (the “Advance Notice Provision”) and amending Article III, Section 1(b) (the “Majority Vote Provision”).

The Advance Notice Provision requires that any stockholder who wishes to propose any business to be considered at the Company’s annual meeting of stockholders, or who wishes to nominate a person for election to the Board of Directors at the annual meeting, must either comply with Securities and Exchange Commission regulations relating to a proposal for inclusion in the proxy statement or provide a written notice to the Secretary of the Company that sets forth specified information, including information relating to the proposed business or nominee. The notice must be delivered to the Secretary of the Company at the Company’s principal executive officers not less than 120 days nor more than 150 days prior to the anniversary of the date the Company commenced mailing of its proxy materials in connection with the most recent annual meeting of stockholders, unless the date of the annual meeting is more than 30 days prior to or later than the anniversary date of the most recent annual meeting of stockholders, in which case the stockholder’s notice must be received not later than the earlier of (a) the 10th day after public disclosure of the meeting date, or (b) the 60th day prior to the date the Company commences mailing of its proxy materials in connection with the annual meeting of stockholders. If the Company holds a special meeting for the purpose of electing directors, any stockholder who wishes to nominate a person for election to the Board of Directors at that meeting must provide the written notice to the Secretary of the Company that sets forth specified information, including information relating to the proposed nominee, not later than the close of business on the 10th day after public disclosure of the meeting date.

The Majority Vote Provision changes the Company’s vote standard for the election of directors in uncontested elections from a plurality to a majority of the votes cast. A majority of the votes cast means that the number of shares voted for a director must exceed the number of shares voted against the director. The date for determining if an election is contested or uncontested is a date that is 14 days before the Company files its proxy statement, so that if an election is contested as of a date that is 14 days before the Company files its proxy statement, directors will be elected under the plurality vote standard.

In conjunction with the By-Law amendment, the Company adopted a policy, referenced in and attached to its corporate governance guidelines, to require that prior to any meeting of stockholders for the election of directors, an incumbent director must submit an irrevocable letter of resignation that becomes effective if the director fails to receive a majority of the votes cast in an uncontested election at an annual meeting of stockholders at which he or she is nominated for election, and the Board of Directors accepts the resignation. The policy provides that the Board will decide whether to accept such a resignation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

The foregoing summary of the By-Law amendments is qualified in its entirety by reference to the full text of the By-Law amendments, as reflected in the amended By-Laws (which are redlined to show the amendments) filed as Exhibit 99.2 to this report; such redlined portions of the By-Laws are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2013

MICROS Systems, Inc.
(Registrant)

By:	/s/ Cynthia A. Russo
Cynthia A. Russo
Executive Vice-President, Chief Financial Officer